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                                                                    EXHIBIT 23.3

                      Consent of Independent Accountants

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 3, 2000 relating to the financial statements of Apex Silver Mines Limited, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


Denver, Colorado
March 28, 2000